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                                 Exhibit 23.1




The Board of Directors
Xylan Corporation:

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected consolidated financial data" and "Experts" in the prospectus.



                                             /s/ KPMG Peat Marwick LLP

Los Angeles, California
May 28, 1996